Exhibit 99.1

Annual Meeting of Stockholders May 29, 2013

Forward-Looking Statements This presentation contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions, and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Snapshot of Howard Bancorp 2004 de novo headquartered in Ellicott City, Maryland with a targeted focus on small- and medium-sized businesses, proprietors and professionals Operates 5 branches in Howard and Anne Arundel Counties in the greater Baltimore-Washington marketplace with plans underway to expand into Baltimore and Harford Counties At December 31, 2012: Assets of $402 million Loans of $322 million Deposits of $315 million Stockholders equity of $47 million Common equity of $35 million NASDAQ-listed under the symbol “HBMD”

2012 Highlights Successfully raised gross proceeds of $10.2 million in a common stock offering and began trading on the NASDAQ Capital Market Opened fifth full-service branch location in Annapolis, MD Received regulatory approval for sixth full-service branch in Towson, MD Organic loan growth of 17% during 2012 Organic deposit growth of 20%, of which non-interest bearing deposits grew 55% during 2012 Net income of $1.62 million, up 17% from $1.38 million in 2011 Net income available to common shareholders of $1.0 million, up 7.6% from  $933 thousand in 2011 Non-performing assets to total assets improved to 1.32% at December 31, 2012 from 2.32% at the end of 2011

First Quarter of 2013 Highlights Net income available to common shareholders increased to $414 thousand for the first quarter of 2013, compared to $242 thousand for the first three months of 2012, an increase of 71% Total loans of $331 million at March 31, 2013, an increase of 18% compared to March 31, 2012 Total deposit grew 14% to $323 million at March 31, 2013, of which non-interest bearing deposits grew 24% Continued improvement in non-performing assets to total assets which now stands at 1.21% at March 31, 2013 compared to 1.32% at December 31, 2012 and 2.23% at March 31, 2012 Signing of lease for first Baltimore County branch to be located in Towson, MD along with a regional office Execution of an agreement to acquire loans and deposits via the purchase of a branch in Harford County, MD from Cecil Bank, subject to regulatory approval

Howard Outperformed the S&P 500 and SNL Bank Index in 2012 Note: SNL Bank Index includes all major exchange banks in SNL’s coverage universe with $250 million to $500 million in assets as of the most recent financial data Total Return 2012 78.00 68.00 58.00 48.00 38.00 28.00 18.00 8.00 (2.00) 12/30/2011 3/30/2012 6/30/2012 9/30/2012 12/31/2012 HBMD (+39.13%) SNL U.S. Bank $250M-$500M (+24.13%) S&P 500 (+16.00%)

Located in Demographically Attractive, Upscale Suburban Counties in the Greater Baltimore Market Leverage high-growth footprint in wealthy suburbs of Howard and Anne Arundel counties by extending brand into Baltimore County and City Howard County is the wealthiest and the second fastest growing county in Maryland with a well-educated and well-compensated labor force Howard County is the second wealthiest county in the United States and in the top 10% with regard to projected population growth Source: SNL Financial Median Household Income 2012 US $50,157 $68,038 $103,623 $81,688 $60,846 Harford $75,605 Projected Population Change 2012-2017 (%) 3.47 3.00 6.93 4.38 1.32 2.28

Successfully Competing Against Larger Banks and Gaining Deposit Market Share There are no banks greater than $4 billion in assets headquartered in the state and none in the Greater Baltimore marketplace; there are only five banks with assets between $1 billion and $4 billion Aggregate assets of Maryland banks are equally divided among those greater than $500 million and those less than $500 million There are many out of state competitors – only 1/3 of the banks ranked in the top 15 deposit market share are headquartered in Maryland Source: SNL Financial. Bank regulatory data as of June 30, 2012

Experienced Management Team with “Big Bank” Experience Proven ability to build a profitable enterprise with the capabilities to build and manage a larger banking institution in the Greater Baltimore region Successful history of acquiring and integrating banks…together

Strong Organic Loan and Deposit Growth Strong organic loan and deposit growth through the financial crisis and recession Fundamental focus on originating loans in-market and funding with local, low-cost core deposits Hands-on approach to deliver a very broad and deep array of competitive deposit and loan products and services High loan-to-deposit ratio vs. peer average of approximately 80% - differentiates Howard and protects net interest margin $ in 000’s

Diversified and Attractive Loan Portfolio by Type Source: SNL Financial as of December 31, 2012. Based on Bank Regulatory data Loan Mix Commercial Real Estate 47%

Lending in Local Markets 96% of Howard’s borrowers reside in MarylandApproximately 4% of Howard’s  are out-of-state loans to in-state borrowers (generally second homes) 87% of Howard’s borrowers reside in the Greater Baltimore marketplace of Howard, Anne Arundel, Baltimore and Harford counties and Baltimore City

Attractive, Low-Cost Deposit Mix Source: SNL Financial as of December 31, 2012. Based on Bank Regulatory data

Local Deposits 90% of Howard’s depositors reside in Maryland10% of Howard’s depositors reside out-of-state and represent CDARS and internet deposits:76.5% are time deposits23.5% are demand deposits 81% of Howard’s depositors reside in the Greater Baltimore marketplace of Howard, Anne Arundel, Baltimore and Harford counties and Baltimore City

Increasing Earnings $ in 000’s. Net income  (loss) available to common shareholder Pre-Provision Net Revenue (PPNR) is defined as net interest income, fees and other non-interest income, net of non-credit related expenses. PPNR is  a non-GAAP measurement, please see the Appendix for a reconciliation to GAAP

Although Howard is Growing Faster Than Peers, Profitability Remains In-Line with Peer Median Source: SNL Financial based on SEC data. Peers consist of MD-based banks with assets between $200 million and $500 million.

Superior Asset Quality Source: SNL Financial based on Bank Regulatory data. Peers consist of MD-based banks with assets between $200 million and $500 million. Texas ratio defined as NPAs plus loans 90 PD divided by tangible equity plus loan loss reserves

Strong Capital Levels As of December 31, 2012 Successfully raised gross proceeds of $10.2 million during the third quarter of 2012SBLF of $12.6 million with a current rate of 1.00%

Successful and Innovative Capital Offering Completed in July of 2012 Objectives: Provide shareholder base with liquidity Raise sufficient capital to support growth objectives and be prepared to participate in strategic opportunities Gain institutional investor support for common equity Offering: Raised $10.2 million in a bad market for bank stocks The offering consisted of three parts: A $4.2 million institutional private placement at $7.30 per share (80% of TBV and 140% of its market price on date of completion of the private placement). This private placement provided a “smart money” endorsement of the bank and justification for its higher than market pricing; A rights offering which attracted $2.0 million from management, board members and current shareholders (an additional smart money endorsement); and A public offering of the shares which were unsubscribed in the rights offering, which attracted an additional $4.0 million, all at $7.30 per shareHoward also became an SEC ’34 Act reporting company and listed its shares on NASDAQ under the symbol “HBMD”

Howard's Growth Strategy

Organic / De Novo Growth Strategy

- Grow organically through customer acquisition of select market segments
- Expand market reach into Baltimore County through new relationship management team and branch opening
  - Towson branch expected to open in 2013
  - Relationship management team put in place early 2012
- Leverage opportunities into new markets by placing personnel in markets to "test the waters" before embarking on de novo strategy
  - Opened branch in Annapolis in May of 2012; however, placed lending personnel in market in October of 2009
- Increase fee income through the addition of a mortgage banking platform

Acquisition Strategy

- Extend market presence through strategic M&A
- Opportunity to create a very relevant billion dollar plus banking franchise in the Greater Baltimore-Washington market
- Target rich environment with over 70 banks in market with assets under $1 billion, most of which are not relevant to the very few larger banks in the region
- Non-bank acquisition opportunities to enhance fee income

HOWARD BANCORP

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Extending Footprint into Harford County, MD On April 1, 2012, Howard announced its intention to acquire a minimum of $38.0 million in performing loans and assume $37.9 million in deposits and one branch located in Aberdeen, MD from Cecil Bank Complements Howard’s successful track record of organic growth in the attractive markets of Greater Baltimore and its proposed branch in Towson Harford County presents many opportunities and Howard is presently searching for an additional location to enhance its market presence in the Bel Air marketplace The purchase is subject to customary closing conditions, including receipt of all necessary regulatory approvals, and is expected to be completed in the third quarter of 2013

Summary Howard has enjoyed substantial growth and has performed well since its inception, even during the recession and financial crisis Viable and relevant franchise, with a balanced business mix and a moderate credit risk profile Howard  is well positioned for growth and believes it must grow to achieve the size and scale sufficient to continue to generate superior returns for its investors notwithstanding the state of the national and regional economies, Dodd Frank and competitive pressures There are a number of potential partners in the Greater Baltimore-Washington market There are few-to-none “Greater Baltimore” based banks with the capital and size and scale as Howard’s Opportunity to fill the current void in the marketplace by building a super regional “Greater Baltimore” bank via both organic growth and acquisition

Appendix

Non-GAAP Reconciliation